Exhibit 77(d)

                 Policies with respect to security investments

(d)(1) At the November 10, 2004, meeting of the Board of Trustees ("Board") of ING Mutual Funds, the Board approved the following changes to ING International Fund's non-fundamental investment strategy and the addition of the following securities to ING International Fund's investment securities and techniques.

      (a) The last sentence of the first paragraph of the section entitled "Principal Investment Strategy" is hereby deleted and replaced with the following:

            The Fund may invest in government debt securities of developed foreign countries. The Fund also may invest up to 35% of its assets in securities of U.S. issuers, including investment- grade government and corporate debt securities.

      (b) As such, the following securities are added to the Fund's investment chart:

                  o     Guaranteed Investment Contracts;

                  o     Municipals;

                  o     Savings Association Obligations;

                  o     Municipal Lease Obligations;

                  o Tax Exempt Industrial Development Bonds & Pollution Control Bonds;

                  o     Credit Linked Notes;

                  o     Government Trust Certificates;

                  o     Foreign Mortgage Related Securities; and

                  o     Supranational Agencies.

(d)(2) At the November 10, 2004, meeting of the Board of Trustees ("Board") of ING Mutual Funds, the Board approved the following changes to ING Emerging Countries Fund's non-fundamental investment strategy. As such, the section entitled "Principal Investment Strategy" is hereby deleted and replaced with the following:

       Investment Strategy

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       The Fund normally invests at least 80% of its assets in securities of issuers located in at least three countries with emerging securities markets. The Fund will provide shareholders with at least 60 days' prior notice of any change in this investment policy. The Fund may invest in large-, mid- and small-sized companies. An issuer is considered to be located in a country with an emerging securities market if: (i) the issuer is organized in a country with an emerging securities market; or
       (ii) the principal securities market for the issuer is in a country with an emerging securities market; or (iii) the issuer is listed on a securities exchange in a country with an emerging securities market; or
       (iv) the issuer derives at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed in a country with an emerging securities market or at least 50% of the issuer's assets are located in a country with an emerging securities market.

       The Fund holds common stocks, preferred stocks, American depositary receipts ("ADRs"), European depositary receipts ("EDRs") and Global depositary receipts ("GDRs"), as well as convertible securities. The Sub-Adviser applies the technique of "value investing" by seeking stocks that its research indicates are priced below their long-term value. The process uses a sophisticated computer database that constantly screens more than 2,500 emerging market companies across the globe. The Sub-Adviser focuses on valuation measures such as price-to- earnings or price-to-book ratios as well as liquidity and market capitalization. The Sub-Adviser also applies the principles of its investment philosophy to determine an estimate of each company's value, then thoroughly reviews each company to find and purchase shares of businesses that the Sub-Adviser believes are selling at a significant discount to their true worth. The Sub-Adviser will focus on issuers in those emerging market countries in which it believes the economies are developing strongly and the markets are becoming more sophisticated.

       The Sub-Adviser considers an emerging market country to be any country which is in or has been in the Emerging Market Database of Standard and Poor's or the MSCI Emerging Markets Index, or those countries which generally are considered to be emerging market countries by the international financial community.

       The Fund will typically invest up to the greater of either:

       - 20% of total Fund assets in any particular country or industry at the time of purchase, or,

       - 150% of the weighting of such country or industry as represented in the Morgan Stanley Capital International Emerging Markets Index ("MSCI EM Index") at the time of purchase.

       The Sub-Adviser may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into opportunities believed to be more promising.

       The Fund may also lend portfolio securities on a short-term or long-term basis, up to 30% of its total assets.

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       The Fund may engage in frequent and active trading of portfolio securities to achieve its investment objective.

(d)(3) At the November 10, 2004, meeting of the Board of Trustees ("Board") of ING Mutual Funds, the Board approved the following changes to ING Foreign Fund's non-fundamental investment strategy, as follows:

       (a) The first and second paragraphs of the section entitled "Principal Investment Strategy" are hereby deleted and replaced with the following:

       Under normal conditions, the Fund invests in a wide variety of international equity securities issued throughout the world, normally excluding the United States. The Fund normally invests at least 80% of its assets in equity securities tied economically to countries outside the United States. The Fund will provide shareholders with at least 60 days' prior notice of any change in this investment policy. The equity securities in which the Fund may invest include common and preferred stock, American depository receipts ("ADRs"), European depository receipts ("EDRs"), Global depository receipts ("GDRs"), convertible securities, rights, warrants and exchange traded funds.

       In selecting investments for the Fund, the Fund will normally invest at least 65% of its assets in no fewer than three different countries located outside the U.S.

       (b) The following sentence is added to the fourth paragraph of the section entitled "Principal Investment Strategy:"

       The Fund may invest in derivatives such as futures and swaps as a hedging technique or in furtherance of its investment objective.

(d)(4) At the November 10, 2004, meeting of the Board of Trustees ("Board") of ING Mutual Funds, the Board approved a change in the name of ING International SmallCap Growth Fund to ING International SmallCap Fund and changes to the Fund's non-fundamental investment strategy, as follows.

       (a) All references to "ING International SmallCap Growth Fund" are hereby deleted and replaced with "ING International SmallCap Fund."

       (b) The section entitled "Principal Investment Strategy"is hereby deleted and replaced with the following:

       Investment Strategy

       Under normal conditions, the Fund invests at least 80% of its assets in securities of small companies. The Fund will provide shareholders with at least 60 days' prior notice of any change in this investment policy. At least 65% of the Fund's assets will normally be

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       invested in companies located outside the U.S. The Fund may invest up to
       35% of its total assets in U.S. issuers.

       The Fund invests primarily in smaller-capitalized companies ("small-cap stocks") located worldwide. The market capitalization ranges of the various countries' small-cap stocks may vary greatly due to fluctuating currency values, differences in the size of the respective economies, and movements in the local stock markets. For purposes of the Fund, the size of stocks considered for the Portfolio will fall in the $100 million to $3 billion cap range at the time of purchase. The market capitalization of companies considered to be small-cap will change with market conditions. The Fund invests primarily in the common stock or securities convertible into common stock of international issuers, but may invest from time to time in such instruments as forward currency contracts, futures contracts, exchange traded funds ("ETFs"), rights, American depository receipts ("ADRs") and Global depository receipts ("GDRs") and convertible securities. The Fund may also invest in derivatives. The Fund may invest in companies located in countries with emerging securities markets when the Sub-Adviser believes they present attractive investment opportunities.

       The investment process is driven by proprietary valuation models that combine a bottom-up view of the attractiveness of individual securities within each market with a top-down view of the attractiveness of each country, thereby capturing value-added at both the stock and the country levels. The models incorporate multiple factors, including such fundamental value measures as low price-earnings ratios and low price-book ratios, as well as measures relating to earnings trends, price movements and other predictive factors. The bottom-up portion of the investment process methodically exploits a range of characteristics associated with outperforming stocks in global equity markets, including valuation, earnings expectations, and price movements. The process uses stock factors to predict how well each stock in the universe will perform relative to its country/sector zone, as well as separate models to forecast country/sector-level returns, in order to predict how well each stock's country/sector zone will perform relative to others.

       The Sub-Adviser may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into opportunities believed to be more promising.

       The Fund may also lend portfolio securities on a short- term or long-term basis, up to 30% of its total assets. The Fund may engage in frequent and active trading of portfolio securities to achieve its investment objective.

(d)(5) At the November 10, 2004, meeting of the Board of Trustees ("Board") of ING Mutual Funds, the Board approved a change in the name of ING Worldwide Growth Fund to ING Global Value Choice Fund and changes to the Fund's non-fundamental investment strategy, as follows:

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       (a) All references to "ING Worldwide Growth Fund" are hereby deleted and replaced with "ING Global Value Choice Fund."

       (b) The first paragraph of the section entitled "Principal Investment Strategy" is hereby deleted and replaced with the following:

       Under normal conditions, the Fund invests at least 65% of its net assets in equity securities of issuers located in at least three countries, one of which may be the U.S. The Fund generally invests at least 80% of its total assets in common and preferred equities, American depositary receipts ("ADRs"), Ordinaries ("ORDs"), European depositary receipts ("EDRs"), Global depositary receipts ("GDRs"), derivatives and convertible securities. The Fund may invest up to 10% in companies located in countries with emerging securities markets when the Sub-Adviser believes they present attractive investment opportunities. The Sub-Adviser may invest in companies with any market capitalization.

(d)(6) At the November 10, 2004, meeting of the Board of Trustees ("Board") of ING Mutual Funds, the Board approved the following changes to ING International Value Fund's non-fundamental investment strategy. As such, the second paragraph of the section entitled "Principal Investment Strategy" is hereby deleted and replaced with the following:

       The Sub-Adviser applies the technique of "value investing" by seeking stocks that its research indicates are priced below their long-term value. The process uses a sophisticated computer database that constantly screens international companies across the globe. The Sub-Adviser focuses on valuation measures such as price-to-earnings or price-to- book ratios as well as liquidity and market capitalization. The Sub-Adviser also applies the principles of its investment philosophy to determine an estimate of each company's value, then thoroughly reviews each company to find and purchase shares of businesses that the Sub-Adviser believes are selling at a significant discount to their true worth.

(d)(7) At the November 10, 2004, meeting of the Board of Trustees ("Board") of ING Mutual Funds, the Board approved the following changes to ING Russia Fund's non-fundamental investment strategy. As such, the first and second paragraphs of the section entitled "Principal Investment Strategy" are hereby deleted and replaced with the following:

       The Fund seeks to achieve its objective by normally investing least 80% of its assets in equity securities (including common preferred stocks, and convertible securities) of Russian companies. The Fund will provide shareholders with at least 60 days' prior notice of any change in this investment policy. The Sub-Adviser manages the Fund as a core equity product investing primarily in Russian companies and is not constrained by a particular investment style or market capitalization. It may invest in "growth" or "value" securities. The Sub-Adviser seeks to invest in companies that are undervalued

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       by the market because their pace of development and earnings growth have been underestimated. The Sub-Adviser also seeks to invest in companies that it believes will experience growth in revenue and profits. The Fund may invest the other 20% of its assets in debt securities issued by Russian companies and debt securities issued or guaranteed by the Russian government without any restrictions based on investment quality or maturity of the debt securities. The Fund may also invest in the equity securities of companies located outside of Russia including those companies located in the former Soviet Union. The Fund may invest up to 10% of its assets in other investment companies.

       The criteria used by the Fund to determine whether an issuer is based in Russia include: the issuer is organized in Russia; the principal securities market for the issuer is Russia; the issuer derives at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed in Russia; or at least 50% of the issuer's assets are located in Russia.

Item 77I - Terms of New or Amended Securities

1. At the November 10, 2004 Board Meeting, the Board of Trustees approved the establishment of ING International Value Choice Fund Class A, B and C Shares.

2. At the March 30, 2005 Board meeting, the Board of Trustees approved the establishment of Class I shares for ING International Value Choice Fund, a series of ING Mutual Funds.

Item 77Q- Exhibits

(a)(1) Amendment No. 2 to the Amended and Restated Declaration of Trust (ING International Value Choice Fund Classes A, B and C), previously filed as an Exhibit to Post-Effective Amendment No. 106 to the Registrant's Registration Statement on Form N-1A filed on January 25, 2005 and incorporated herein by reference.

(a)(2) Amendment No. 3 to the Amended and Restated Declaration of Trust (ING Global Value Choice Fund Classes A, B, C and Q.), previously filed as an Exhibit to Post-Effective Amendment No. 106 to the Registrant's Registration Statement on Form N-1A filed on January 25, 2005 and incorporated herein by reference.

(a)(3) Amendment No. 4 to the Amended and Restated Declaration of Trust (ING International SmallCap Growth Fund and ING International SmallCap Fund Classes A, B, C and Q.)- filed herein.

(a)(4) Amendment No.5 to the Amended and Restated Declaration of Trust (ING Global Value Choice Fund Class I and ING International Value Choice Fund Class I.)- filed herein.

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(e)(1) Sub-Advisory Agreement for ING Mutual Funds dated February 1, 2005 between ING Investments, LLC and NWQ Investment Management Company, LLC previously filed as an Exhibit to Post-Effective Amendment No. 107 to the Registrant's Registration Statement on Form N-1A filed on February 25, 2005 and incorporated herein by reference..

(e)(2) Sub-Advisory Agreement for ING Mutual Funds dated March 1, 2005 between ING Investments, LLC and Acadian Asset Management , Inc. previously filed as an Exhibit to Post-Effective Amendment No. 107 to the Registrant's Registration Statement on Form N-1A filed on February 25, 2005 and incorporated herein by reference..

(e)(3) Sub-Advisory Agreement for ING Mutual Funds dated March 1, 2005 between ING Investments, LLC and Brandes Investments Partners, L.P.- filed herein.

(e)(4) Amended and Restated Expense Limitation Agreement for dated February 1, 2005 between ING Investments, LLC, ING Mutual Funds and ING Clarion Real Estate Securities L.P.- filed herein.

(e)(5) Amended and Restated Expense Limitation Agreement dated February 1, 2005 between ING Investments, LLC and ING Mutual Funds- filed herein.

(e)(6) Amended and Restated Investment Management Agreement dated February 1, 2005 between ING Mutual Funds and ING Investments, LLC previously filed as an Exhibit to Post-Effective Amendment No. 106 to the Registrant's Registration Statement on Form N-1A filed on January 25, 2005 and incorporated herein by reference.